UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2015

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-34278	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois 60804

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 780-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 5, 2015, the Securities and Exchange Commission (the “SEC”) announced a settlement with Broadwind Energy, Inc. (the “Company”) in connection with the SEC investigation previously disclosed in the Company’s SEC reports. The investigation related to certain accounting practices in 2009 and 2010. Consistent with standard SEC practice, the Company has neither admitted nor denied the SEC’s allegations. Under the terms of the settlement (which remains subject to court approval), the Company consented to the entry of a judgment requiring it to pay a civil penalty of $1 million. In addition, (i) the Company’s Chief Financial Officer agreed to pay disgorgement and prejudgment interest of $23,109 (which was reimbursed by the Company) and a penalty of $50,000, and (ii) a former Chief Executive Officer and former director of the Company agreed to pay disgorgement and prejudgment interest of $543,358 (which was reimbursed by the Company) and a penalty of $75,000.  The Company cooperated with the SEC over the course of its investigation, and the Company and its Audit Committee conducted their own comprehensive review in conjunction with the investigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

February 5, 2015	By:
/s/ Stephanie K. Kushner
Stephanie K. Kushner
Executive Vice President, Chief Financial Officer & Treasurer